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                                  EXHIBIT 12(b)

                         THE CHASE MANHATTAN CORPORATION

                Computation of ratio of earnings to fixed charges
                    and preferred stock dividend requirements
                          (in millions, except ratios)

                                                              Three months Ended
                                                                March 31, 1999
                                                              ------------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                          $ 1,818
                                                                    -------
Fixed charges:
  Interest expense                                                    1,225
  One third of rents, net of income from subleases (a)                   32
                                                                    -------
Total fixed charges                                                   1,257
                                                                    -------
Less: Equity in undistributed income of affiliates                      (29)
                                                                    -------

Earnings before taxes and fixed charges,
  excluding capitalized interest                                    $ 3,046
                                                                    =======

Fixed charges, as above                                             $ 1,257

Preferred stock dividends                                                18
                                                                    -------
Fixed charges including preferred stock dividends                   $ 1,275
                                                                    =======

Ratio of earnings to fixed charges and
  preferred stock dividend requirements                                2.39
                                                                    =======

INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends,
  as above                                                          $ 1,275

Add: Interest on deposits                                             1,598
                                                                    -------

Total fixed charges including preferred stock
  dividends and interest on deposits                                $ 2,873
                                                                    =======

Earnings before taxes and fixed charges,
  excluding capitalized interest, as above                          $ 3,046

Add:  Interest on deposits                                            1,598
                                                                    -------

Total earnings before taxes, fixed charges,
  and interest on deposits                                          $ 4,644
                                                                    =======

Ratio of earnings to fixed charges
  and preferred stock dividend requirements                            1.62
                                                                    =======

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


(a)   The proportion deemed representative of the interest factor.


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